Exhibit 99.1

Contact:

Innovative Solutions & Support, Inc.

Relland Winand

Chief Financial Officer

610-646-0350

rwinand@innovative-ss.com

Innovative Solutions & Support, Inc. Announces Third Quarter Fiscal 2018 Financial Results

Exton, PA.  — August 8, 2018— Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the third quarter of fiscal 2018, ended June 30, 2018.

For the third quarter of fiscal 2018, the Company reported net sales of $3.4 million, compared to third quarter fiscal 2017 sales of $4.5 million.  The Company reported a net loss of $1.0 million, or ($0.06) per share, for the third quarter of 2018 compared to net income of $19,000, or $0.00 per share, in the third quarter a year ago.  In the third quarter a year ago, the Company recorded a $537,000 tax benefit related to a change in the anticipated profitability in the year, while there was no similar benefit in this year’s third quarter.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “In the third quarter we took action to more clearly focus the organization on those programs that we believe to be critical and represent the greatest sales potential.  Among the programs in which we have the greatest confidence, we believe, is our Autothrottle technology, an innovative breakthrough in turboprop cockpit technology.  With PC-12 certification in hand, we are pursuing a second STC, for the King Air.  This quarter we purchased our own King Air aircraft, providing unfettered access to an aircraft in an effort to help expedite certification.  To support these programs, we reorganized certain aspects of the business and revamped our sales and marketing strategy. In addition, the Company undertook a reduction in workforce.  The goal of these actions was to concentrate our resources around what we believe to be our critical programs and reduce our operating expenses.  We believe that we are a stronger organization, more efficient, and more focused on opportunities that have the greatest potential to unlock the value inherent in our innovative technology.”

At June 30, 2018, the Company had $20.9 million of cash on hand.  The Company used $2.4 million of cash to acquire a King Air airplane in the quarter.

The Company recorded a $259,000 charge in the third quarter as a result of a reduction in workforce/reorganization. Beginning in fiscal 2019, the Company currently expects to realize a savings of $3.5 million on an annual basis in payroll and related costs compared to historical levels and currently expects research and development costs will decrease to 20% of current net sales which is approaching a more historical ratio than the 30% of current net sales seen in recent periods.

New orders in the third quarter of fiscal 2018 were $3.6 million and backlog as of June 30, 2018 was $4.0 million.  Backlog excludes potential future sole-source production orders from the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade following completion of their respective development phases. The Company expects that these contracts will add to production sales already in backlog.

Shahram Askarpour, President of IS&S, added, “During the third quarter we continued to advance our AutoThrottle technology for the King Air aircraft, for which we are working on a new certification.  A flight test with the FAA is scheduled in August which we currently expect will ultimately result in certification of our ThrustSense® AutoThrottle for that platform.  We believe IS&S is now a leaner and more focused organization that boasts a portfolio of the some of the industry’s best price-for-performance technology that targets opportunities in the commercial air transport, military and general aviation markets.”

Nine Months Results

Total net sales for the nine months ended June 30, 2018 were $10.2 million, compared to $12.6 million for the nine months ended June 30, 2017. For the nine months ended June 30, 2018, the net loss was ($3.2) million compared to net income of $4.8 million for the first nine months of fiscal 2017.  Nine month results for fiscal 2017 include the benefit of a $3.6 million reduction to selling, general and administrative expenses as well as $4.1 million of other income, both arising from the settlement of a lawsuit.

Conference Call

The Company will be hosting a conference call on Thursday, August 9, 2018 at 10:00 a.m. ET to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 8271296. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES TO FOLLOW

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	June 30,	September 30,
	2018	2017
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,879,412	$24,680,301
Accounts receivable	1,780,829	2,748,597
Unbilled receivables	1,039,879	1,480,822
Inventories	4,685,652	4,179,654
Prepaid expenses and other current assets	874,375	1,092,064

Total current assets	29,260,147	34,181,438

Property and equipment, net	8,890,643	6,669,011
Other assets	184,026	187,315

Total assets	$38,334,816	$41,037,764

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,329,859	$1,321,251
Accrued expenses	1,899,774	1,760,037
Deferred revenue	406,748	280,354

Total current liabilities	3,636,381	3,361,642

Non-current deferred income taxes	129,587	67,742

Total liabilities	3,765,968	3,429,384

Commitments and contingencies (See Note 6)

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2018 and September 30, 2017	$—	$—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,937,050 and 18,879,580 issued at June 30, 2018 and September 30, 2017, respectively	18,937	18,880

Additional paid-in capital	51,783,779	51,583,841
Retained earnings	4,134,669	7,374,196
Treasury stock, at cost, 2,096,451 shares at June 30, 2018 and September 30, 2017	(21,368,537)	(21,368,537)

Total shareholders’ equity	34,568,848	37,608,380

Total liabilities and shareholders’ equity	$38,334,816	$41,037,764

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2018	2017	2018	2017

Gross sales	$3,389,663	$4,541,421	$10,204,851	$13,117,200
Returns and allowances	—	—	—	(556,009)
Net Sales	3,389,663	4,541,421	10,204,851	12,561,191

Cost of sales	1,806,980	2,164,140	5,482,596	6,294,623

Gross profit	1,582,683	2,377,281	4,722,255	6,266,568

Operating expenses:
Research and development	1,028,271	1,236,184	2,983,614	3,391,181
Selling, general and administrative	1,626,640	1,682,286	5,005,941	2,025,952
Total operating expenses	2,654,911	2,918,470	7,989,555	5,417,133

Operating (loss) income	(1,072,228)	(541,189)	(3,267,300)	849,435

Interest income	15,164	7,682	36,469	27,505
Other income	16,128	15,628	53,224	4,174,953
(Loss) income before income taxes	(1,040,936)	(517,879)	(3,177,607)	5,051,893

Income tax expense (benefit)	101	(537,099)	61,920	297,220

Net (loss) income	$(1,041,037)	$19,220	$(3,239,527)	$4,754,673

Net (loss) income per common share:
Basic	$(0.06)	$0.00	$(0.19)	$0.28
Diluted	$(0.06)	$0.00	$(0.19)	$0.28

Weighted average shares outstanding:
Basic	16,816,838	16,755,082	16,800,070	16,735,533
Diluted	16,816,838	16,870,404	16,800,070	16,847,305